                                                                   EXHIBIT 10.28




                  EMPLOYMENT AGREEMENT made April ______, 2002, effective as of January 1, 2002 (the "Effective Date"), between TIME INC., a Delaware corporation (the "Company"), and DON LOGAN.
+
                  You and the Company desire to set forth the terms and conditions of your employment by the Company and agree as follows:

                  1. Term of Employment. Your "term of employment" as this phrase is used throughout this Agreement, shall be for the period beginning on the Effective Date and ending on December 31, 2004 (the "Term Date"), subject, however, to earlier termination as set forth in this Agreement.

                  2. Employment. During the term of employment, you shall serve as Chairman and Chief Executive Officer of the Company and you shall have the authority, functions, duties, powers and responsibilities normally associated with such position and such additional authority, functions, duties, powers and responsibilities as may be assigned to you from time to time by the Company consistent with your senior position with the Company. During the term of employment, (i) your services shall be rendered on a substantially full-time, exclusive basis and you will apply on a full-time basis all of your skill and experience to the performance of your duties, (ii) you shall report to the Chief Operating Officer of AOL Time Warner Inc. ("AOLTW"), (iii) you shall have no other employment and, without the prior written consent of the Chairman, the Chief Executive Officer or Chief Operating Officer of AOLTW, no outside business activities which require the devotion of substantial amounts of your time, and
(iv) the place for the performance of your services shall be the principal executive offices of the Company in New York City, subject to such reasonable travel as may be required in the performance of your duties. The foregoing shall be subject to the Company's written policies, as in effect from time to time, regarding vacations, holidays, illness and the like.

                  3.       Compensation.

                           3.1      Base Salary. The Company shall pay you a
0base salary at the rate of not less than $1,000,000 per annum during the term of employment ("Base Salary"). The Company may not decrease your Base Salary during the term of employment. Base Salary shall be paid in accordance with the Company's customary payroll practices.

                           3.2      Bonus. In addition to Base Salary, the
Company typically pays its executives an annual cash bonus ("Bonus"). Although your Bonus is fully discretionary, your target annual Bonus is $3,000,000. Each year, your personal performance will be considered in the context of your executive duties and any individual goals set for you, and your actual Bonus will be determined. Although as a general matter the Company expects to pay bonuses at the target level in cases of satisfactory individual performance, it does not commit to do so, and your Bonus may be negatively affected by the exercise of the Company's discretion or by overall Company performance.

                           3.3      Stock Options. So long as the term of
employment has not terminated, and subject to the approval of the Compensation Committee of the AOLTW Board of Directors, you will be eligible to receive annual grants of stock options at a level consistent with grants made to other AOLTW division chief executive officers, although neither AOLTW nor the Company commit to do so. Each such stock option grant shall be at an exercise price equal to the fair market value of the Common Stock of AOLTW on the date of grant and shall be reflected in a separate AOLTW Stock Option Agreement in accordance with AOLTW's customary practices.

                           3.4      Deferred Compensation. Pursuant to the terms
of your previous employment agreements with the Company, you have been paid deferred compensation which has been deposited in a special account (the "Trust Account") maintained on the books of a Time Warner Inc. grantor trust (the "Rabbi Trust") for your benefit. The Trust Account shall be maintained by the trustee (the "Trustee") thereof in accordance with the terms of Annex A attached hereto and the trust agreement (the "Trust Agreement") establishing the Rabbi Trust (which Trust Agreement shall in all respects be consistent with the terms of Annex A) until the full amount which you are entitled to receive from the Rabbi Trust has been paid in full. The Company shall pay all fees and expenses of the Trustee and shall enforce the provisions of the Trust Agreement for your benefit.

                           3.5      Indemnification. You shall be entitled
throughout the term of employment (and after the end of the term of employment, to the extent relating to service during the term of employment) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-laws of the Company (not including any amendments or additions after the date hereof that limit or narrow, but including any that add to or broaden, the protection afforded to you by those provisions).

                  4.       Termination.

                           4.1      Termination for Cause. The Company may
terminate the term of employment and all of the Company's obligations under this Agreement, other than its obligations set forth below in this Section 4.1, for "cause". Termination by the Company for "cause" shall mean termination by action of the Company because of (a) your conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised), (b) willful refusal without proper cause to perform your obligations under this Agreement, (c) fraud, embezzlement or misappropriation or
(d) your breach of any of the covenants provided for in Section 9. Such termination shall be effected by written notice thereof delivered by the Company to you and shall be effective as of the date of such notice; provided, however, that if (i) such termination is because of your willful refusal without proper cause to perform any one or more of your obligations under this Agreement, (ii) such notice is the first such notice of termination for any reason delivered by the Company to you under this Section 4.1, and (iii) within 15 days following the date of such notice you shall cease your refusal and shall use your best efforts to perform such obligations, the termination shall not be effective.

                           In the event of termination by the Company for cause,
without prejudice to any other rights or remedies that the Company may have at law or in equity, the Company shall have no further obligation to you other than (i) to pay Base Salary through the effective date of termination,
(ii) to pay any Bonus for any year prior to the year in which such termination occurs that has been determined but not yet paid as of the date of such termination, and (iii) with respect to any rights you have pursuant to any insurance or other benefit plans or arrangements of the Company. You hereby disclaim any right to receive a pro rata portion of any Bonus with respect to the year in which such termination occurs.

                           4.2      Termination by You for Material Breach by
the Company and Termination by the Company Without Cause. Unless previously terminated pursuant to any other provision of this Agreement and unless a Disability Period shall be in effect, you shall have the right, exercisable by written notice to the Company, to terminate the term of employment effective 15 days after the giving of such notice, if, at the time of the giving of such notice, the Company is in material breach of its obligations under this Agreement; provided, however, that, with the exception of clause (i) below, this Agreement shall not so terminate if such notice is the first such notice of termination delivered by you pursuant to this Section 4.2 and within such 15-day period the Company shall have cured all such material breaches. A material breach by the Company shall include, but not be limited to, (i) the Company violating Section 2 with respect to your title, reporting lines, duties or place of employment or (ii) the Company failing to cause any successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company under this Agreement.

                           The Company shall have the right, exercisable by
written notice to you, to terminate your employment under this Agreement without cause, which notice shall specify the effective date of such termination.

                                    4.2.1    After the effective date of a
termination pursuant to this Section 4.2 (a "termination without cause"), you shall receive Base Salary and a pro rata portion of your Average Annual Bonus (as defined below) through the effective date of termination. Your Average Annual Bonus shall be equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the annual bonus received by you from the Company was the greatest.

                                    4.2.2    After the effective date of a
termination without cause, you shall be entitled to remain on the payroll of the Company for a period (the "Severance Period") ending five years following the effective date of such termination (the "Severance Term Date") and to receive, as severance, whether or not you become disabled or commence other employment during such period (but not in violation of Section 9.2 hereof), Base Salary at an annual rate of $1,250,000 per year, but you shall no longer be eligible to receive a Bonus. In the event of your death prior to the Severance Term Date or if you commence employment with a competitive entity, as defined in Section 9.2 hereof, all payments hereunder shall cease. The Company acknowledges that at the end of the Severance Period, you shall be entitled to retire under the terms of the Time Warner Inc. Pension Plan - AOLTW as then in effect.

                           4.3      Release. A condition precedent to the
Company's obligation to make the payments associated with a termination without cause shall be your execution and delivery of a release in the form attached hereto as Annex B. If you shall fail to execute and deliver such release, or if you revoke such release as provided therein, then in lieu of the payments provided for herein, you shall receive a severance payment determined in accordance with the Company's policies relating to notice and severance.

                           4.4      Special Early Termination Right. At any time
during the months of September of 2002 and 2003 during the term of employment, you may elect by notice to the Company to terminate your active employment with the Company, effective as of January 1st of the next succeeding year, and to thereafter become an advisor to the Company on the terms and for the period provided in Section 12 hereof. During the period following an early termination notice as provided herein, you shall continue to perform your responsibilities and to assist the Company to effect an orderly transition to your successor, and the Company shall (i) continue to pay you Base Salary until the effective date of termination of your active employment, and (ii) pay you any Bonus for the final year of your employment with the Company at such time that bonuses are paid to senior executives of the Company.

                           4.5      Mitigation. In the event of a termination
without cause under this Agreement, you shall not be required to seek other employment in order to mitigate your damages hereunder unless Section 280G of the Code would apply to any payments to you by the Company and your failure to mitigate would result in the Company losing tax deductions to which it would otherwise have been entitled. In such an event, you will engage in whatsoever mitigation is necessary to preserve the Company's tax deductions. With respect to the preceding sentences, any payments or rights to which you are entitled by reason of the termination of employment without cause shall be considered as damages hereunder. Any obligation to mitigate your damages pursuant to this
Section 4.6 shall not be a defense or offset to the Company's obligation to pay you in full the amounts provided in this Agreement upon the occurrence of a termination without cause, at the time provided herein, or the timely and full performance of any of the Company's other obligations under this Agreement.

                           4.7      Payments. So long as you remain on the
payroll of the Company or any subsidiary of the Company, payments of Base Salary and Bonus required to be made

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after a termination without cause shall be made at the same times as similar payments are made to other senior executives of the Company.


                  5. Disability. If during the term of employment and prior to the delivery of any notice of termination without cause, you become physically or mentally disabled, whether totally or partially, so that you are prevented from performing your usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, the Company shall, nevertheless, continue to pay your full compensation through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equaled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If you have not resumed your usual duties on or prior to the Disability Date, the term of employment shall end on the Disability Date and the Company shall pay you a pro rata Bonus (based on your Average Annual Bonus) for the year in which the Disability Date occurs and you shall thereafter become an advisor to the Company for a period of five years following the Disability Date (the "Disability Period") on the terms provided in Section 12 hereof. However, the Company shall be entitled to deduct from all payments to be made to you during the Disability Period pursuant to this Section 5 an amount equal to all disability payments received by you during the Disability Period from Worker's Compensation, Social Security and disability insurance policies maintained by the Company; provided, however, that for so long as, and to the extent that, proceeds paid to you from such disability insurance policies are not includible in your income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 5 after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed.

                  6. Death. If you die during the term of employment, this Agreement and all obligations of the Company to make any payments hereunder shall terminate except that your estate (or a designated beneficiary) shall be entitled to receive Base Salary to the last day of the month in which your death occurs and Bonus compensation (at the time bonuses are normally paid) based on the Average Annual Bonus, but prorated according to the number of whole or partial months you were employed by the Company in such calendar year.

                  7.       Life Insurance.


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                           7.1      Split-Dollar Life Insurance. Subject your
satisfactory completion of any documentation and physical examination that may be required from time to time by the insurer, the Company shall continue to maintain during your lifetime $4,000,000 face amount of split ownership life insurance on your life, to be owned by you or the trustees of a trust. The Company shall pay all premiums on such policy and shall maintain such policy without reduction of the face amount of the coverage, notwithstanding any termination or expiration of the term of employment, the Advisory Period, or this Agreement. At the time of your death, you agree that the owner of the policy shall promptly pay to the Company an amount equal to the premiums on such policy paid by the Company (net of (i) tax benefits, if any, to the Company in respect of payments of such premiums, (ii) any amounts payable by the Company which had been paid by you or on your behalf with respect to such insurance,
(iii) dividends received by the Company in respect of such premiums, but only to the extent such dividends are not used to purchase additional insurance on your life, and (iv) any unpaid borrowings by the Company on the policy), whether before, during or after the term of this Agreement. If the policy is owned by a trust, the owner of the policy shall execute a customary split dollar insurance and collateral assignment form, assigning to the Company the proceeds of such policy, but only to the extent necessary to secure the reimbursement obligation contained in the preceding sentence.

                           7.2      Group Life Insurance. During your employment
with the Company, the Company shall (i) provide you with $50,000 of group life insurance and (ii) pay you annually an amount equal to two times the premium you would have to pay to obtain life insurance under the Group Universal Life ("GUL") insurance made available by the Company in an amount equal to two times your Base Salary. You shall be under no obligation to use the payments made by the Company pursuant to the preceding sentence to purchase GUL insurance or to purchase any other life insurance. If the Company discontinues its GUL insurance program, the Company shall nevertheless make the payments required by this
Section 7.2 as if such program were still in effect. The payments made to you hereunder shall not be considered as "salary" or "compensation" or "bonus" in determining the amount of any payment under any retirement, profit sharing or other benefit plan of the Company or any subsidiary of the Company.

                  8.       Other Benefits.

                           8.1      General Availability. To the extent that (a)
you are eligible under the general provisions thereof (including without limitation, any plan provision providing for participation to be limited to persons who were employees of the company or certain of its subsidiaries prior to a specific point in time) and (b) the Company maintains such plan or program for the benefit of its executives, during the term of employment and so long as you are an employee of the Company, you shall be eligible to participate in any savings or similar plan or program and in any group life insurance (to the extent set forth in Section 7), hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter.

                           8.2      Benefits After a Termination Without Cause
and During the Advisory Period. During the period you remain on the payroll of the Company after a termination without cause pursuant to Section 4.2.2 hereof and following the commencement and during the continuation of the Advisory Period as provided in Sections 4.4, 5 and 12 hereof, you shall continue to be eligible to participate in the benefit plans and to receive the benefits required to be provided to you under this Agreement to the extent such benefits are maintained in effect by the Company for its executives; provided, however, you shall not be entitled to any additional awards or grants under any stock option, restricted stock or other stock based incentive plan. At the time you leave the payroll of the Company, your rights to benefits and payments under any benefit plans or any insurance or other death benefit plans or arrangements of the Company or under any stock option, restricted stock, stock appreciation right, bonus unit, management incentive or other plan of the Company shall be determined in accordance with the terms and provisions of such plans and any agreements under which such stock options, restricted stock or other awards were granted. However, notwithstanding the foregoing or any more restrictive provisions of any such stock option plan or agreement, for so long as you remain on the payroll of the Company, (i) all stock options granted to you by AOLTW or Time Warner Inc. on or after January 10, 2000 which would have vested on or before the later of the Severance Term Date or the date the Advisory Period terminates as provided in Section 12 hereof, as applicable (or the comparable dates provided under any employment agreement that amends, replaces or supersedes this Agreement) shall vest and become immediately exercisable upon the effective date of termination of your active employment with the Company,
(ii) all your vested options shall continue to be exercisable while you are on the payroll of the Company (but not beyond the term of such options), and (iii) the Company shall not be permitted to determine that your employment was terminated for "unsatisfactory performance" within the meaning of any stock option agreement between you and AOLTW or Time Warner Inc. At the time you leave the payroll of the Company on

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the Severance Term Date following a termination without cause or at the conclusion of the Advisory Period, as applicable, you shall qualify for retirement under the terms of the applicable stock option agreement. The Company acknowledges that consistent with the terms of your prior Employment Agreement with the Company dated August 7, 1997, all stock options granted to between January 1, 1997 and December 31, 2001 shall continue to be exercisable for their full ten year terms, regardless of the termination of your employment with the Company (except in connection with a termination for cause), your retirement, disability or death.

                           8.3      Payments in Lieu of Other Benefits. In the
event the term of employment and your employment with the Company is terminated pursuant to any section of this Agreement, you shall not be entitled to notice and severance under the Company's general employee policies or to be paid for any accrued vacation time or unused sabbatical, the payments provided for in such sections being in lieu thereof.

                  9.       Protection of Confidential Information; Non-Compete.

                           9.1      Confidentiality Covenant. You acknowledge
that your employment by the Company (which, for purposes of this Section 9.1 shall mean AOL Time Warner Inc. and its affiliates) will, throughout the term of employment, bring you into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. You further acknowledge that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. You further acknowledge that the business of the Company is international in scope, that its products and services are marketed throughout the world, that the Company competes in nearly all of its business activities with other entities that are or could be located in nearly any part of the world and that the nature of your services, position and expertise are such that you are capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, you covenant and agree:

                                    9.1.1    You shall keep secret all
confidential matters of the Company and shall not disclose such matters to anyone outside of the Company, or to anyone inside the Company who does not have a need to know or use such information, and shall not use such information for personal benefit or the benefit of a third party, either during or after the term of employment, except with the Company's written consent, provided that
(i) you shall have no such obligation to the extent such matters are or become publicly known other than as a result of your breach of your obligations hereunder and (ii) you may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process;

                                    9.1.2    You shall deliver promptly to the
Company on termination of your employment, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which you obtained while employed by, or otherwise serving or acting on behalf of, the Company and which you may then possess or have under your control; and

                                    9.1.3    If the term of employment is
terminated pursuant to Section 4, for a period of one year after such termination, without the prior written consent of the Company, you shall not employ, and shall not cause any entity of which you are an affiliate to employ, any person who was a full-time employee of the Company at the date of such termination or within six months prior thereto but such prohibition shall not apply to your secretary or executive assistant or to any other employee eligible to receive overtime pay.

                           9.2      Non-Compete. During the term of employment
and through the end of the Advisory Period or the Severance Period, as applicable, you shall not, directly or indirectly, without the prior written consent of the Chairman, the Chief Executive Officer or the Chief Operating Officer of AOLTW, render any services to, or act in any capacity for, any Competitive Entity, or acquire any interest of any type in any Competitive Entity; provided, however, that the foregoing shall not be deemed to prohibit you from acquiring, (a) solely as an investment and through market purchases, securities of any Competitive Entity which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as you are not part of any control group of such Competitive Entity and such securities, including converted securities, do not constitute more than one percent (1%) of the outstanding voting power of that entity and (b) securities of any Competitive Entity that are not publicly traded, so long as you are not part of any control group of such Competitive Entity and such securities, including converted securities, do not constitute more than three percent (3%) of the outstanding voting power of that entity. For purposes of the foregoing, the following shall be deemed to be a Competitive Entity: (x) during the period that you are actively employed with the Company, any person or entity that engages in any line of business that is substantially the same as either
(i) any line of business which the Company engages in, conducts or, to your knowledge, has definitive plans to engage in or conduct or (ii) any operating business that is engaged in or conducted by the Company as to which, to your knowledge, the Company covenants, in writing, not to compete with in connection with the disposition of such business, and (y) during the Advisory Period or the period you are receiving severance from the Company pursuant to Section 4.2.2 hereof, any of the following magazines or businesses: Business Week, Conde Nast, ESPN, Forbes, Gruner & Jahr, Hearst, Meredith, Newsweek, Primedia, U.S. News & World Report and Wenner Media, and any successor to a substantial portion of the publishing business of any of the foregoing.

                  10. Ownership of Work Product. You acknowledge that during the term of employment, you may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to you by reason of your employment by the Company. You acknowledge that all of the foregoing shall be owned by and belong exclusively to the Company and that you shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to you for the possible interest or participation of the Company. You shall (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities;
(iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of your inventorship or creation in any appropriate case. You agree that you will not assert any rights to any Work Product or business opportunity as having been made or acquired by you prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by the Company in writing prior to the date hereof.

                  11. Notices. All notices, requests, consents and other communications required or permitted to be given under this Agreement shall be effective only if given in writing and shall be deemed to have been duly given if delivered personally or sent by a nationally recognized overnight delivery service, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

                           11.1     If to the Company:

                                    Time Inc.
                                    1271 Avenue of the Americas
                                    New York, NY 10020
                                    Attention: General Counsel

                                    (with a copy, addressed to:
                                    AOL Time Warner Inc.
                                    75 Rockefeller Plaza
                                    New York, NY 10019
                                    Attention:  Vice President, Global
                                    Compensation and Benefits

                           11.2 If to you, to your residence address set forth on the records of the Company.

                  12. Advisory Services. Following (i) the expiration of the term of employment on the Term Date, (ii) the early termination of the term of employment pursuant to section 4.4 hereof, or (iii) the Disability Date as provided in section 5 hereof, as applicable, you shall become an advisor to the Company on the terms provided in this Section 12 for a period terminating on the applicable date set forth below (the "Advisory Period"):

 Commencement of Advisory Period                     Termination of Advisory Period
 -------------------------------                     ------------------------------
  Immediately following Disability Date               5th anniversary of Disability Date
  1/01/03  (following notice 9/02)                    12/31/04
  1/01/04  (following notice 9/03)                     6/30/07
  1/01/05  (following end of contract term)           12/31/09


During the Advisory Period, you will provide such advisory services concerning the business, affairs and management of the Company as may be requested by the Board of Directors or the Chairman, Chief Executive or Chief Operating Officer of the Company or AOLTW, but you shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to you. You may accept full-time employment during the Advisory Period with any governmental, charitable or not-for-profit organization and you may provide part-time services to third parties (including serving as a member of the Board of Directors of any such party) that are not in competition with the Company as described in Section
9.2 hereof and any compensation earned by you from such employment shall not reduce the compensation payable by the Company under this Section 12. During the Advisory Period, you shall continue to be on the payroll of the Company and you shall be entitled (x) to receive Base Salary at the rate of $1,250,000 per year (but you shall no longer be eligible to receive a Bonus), and (y) to participate in and to receive benefits as provided in Section 8.1 hereof. [During the first six months of the Advisory Period, the Company shall provide you with office facilities in accordance with Section 4.5 hereof.] You may terminate the Advisory Period at any time on 14 days written notice to the Company and in such event the Company and you shall have no further obligations under this Agreement, except that Sections 3.4, 3.5, 9.1 and 10 through 13 shall survive any such termination. At the conclusion of the Advisory Period or at any earlier date during the Advisory Period that you cease to be on the payroll of the Company, you shall commence retirement pursuant to the terms and conditions of the Time Warner Inc. Pension Plan- AOLTW as then in effect, and all unexercised stock options then held by you shall remain exercisable following your retirement as provided under the terms of the AOL Time Warner Inc. and Time Warner Inc. Stock Option Plans under which such options were granted.

                  13.      General.

                           13.1     Governing Law. This Agreement shall be
governed by and construed and enforced in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                           13.2     Captions. The section headings contained
herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                           13.3     Entire Agreement. This Agreement, including
the Annexes hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties, including the Employment Agreement between you and the Company dated August 7, 1997.

                           13.4     No Other Representations. No representation,
promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

                           13.5     Assignability. This Agreement and your
rights and obligations hereunder may not be assigned by you and except as specifically contemplated in this Agreement, neither you, your legal representative nor any beneficiary designated by you shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company. The Company shall assign its rights together with its obligations hereunder in connection with any sale, transfer or other disposition of all or substantially all of the Company's business and assets, whether by merger, purchase of stock or assets or otherwise, as the case may be. Upon any such assignment, the Company shall cause any such successor expressly to assume such obligations, and such rights and obligations shall inure to and be binding upon any such successor.

                           13.6     Amendments; Waivers. This Agreement may be
amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                           13.7     Specific Remedy. In addition to such other
rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if you commit a material breach of any of the provisions of Sections 9.1, 9.2, or 10, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company.

                           13.8     Resolution of Disputes. Except as provided
in the preceding Section 13.7, any dispute or controversy arising with respect to this Agreement and your employment hereunder (whether based on contract or tort or upon any federal, state or local statute, including but not limited to claims asserted under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, any state Fair Employment Practices Act and/or the Americans with Disability Act) shall, at the election of either you or the Company, be submitted to JAMS/ENDISPUTE for resolution in arbitration in accordance with the rules and procedures of JAMS/ENDISPUTE. Either party shall make such election by delivering written notice thereof to the other party at any time (but not later than 45 days after such party receives notice of the commencement of any administrative or regulatory proceeding or the filing of any lawsuit relating to any such dispute or controversy) and thereupon any such dispute or controversy shall be resolved only in accordance with the provisions of this Section 13.8. Any such proceedings shall take place in New York City before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a non-judicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the New York courts for this purpose.

The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys fees and the fees of experts) from the losing party. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this Section 13.8. If you shall be the prevailing party in such arbitration, the Company shall promptly pay, upon your demand, all legal fees, court costs and other costs and expenses incurred by you in any legal action seeking to enforce the award in any court.

                           13.9     Beneficiaries. Whenever this Agreement
provides for any payment to your estate, such payment may be made instead to such beneficiary or beneficiaries as you may designate by written notice to the Company. You shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

                           13.10    No Conflict. You represent and warrant to
the Company that this Agreement is legal, valid and binding upon you and the execution of this Agreement and the performance of your obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which you are a party (including, without limitation, any other employment agreement). The Company represents and warrants to you that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

                           13.11    Withholding Taxes. Payments made to you
pursuant to this Agreement shall be subject to withholding and social security taxes and other ordinary and customary payroll deductions.

                           13.12    No Offset. Neither you nor the Company shall
have any right to offset any amounts owed by one party hereunder against amounts owed or claimed to be owed to such party, whether pursuant to this Agreement or otherwise, and you and the Company shall make all the payments provided for in this Agreement in a timely manner.

                           13.13    Severability. If any provision of this
Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to equitable modification of the provision or application thereof held to be invalid. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                           13.14    Survival. Sections 3.5, 8.3 and 9 through 13
shall survive any termination of the term of employment by the Company for cause pursuant to Section 4.1. Sections 3.4, 3.5, 4.4, 4.5, 4.6 and 8 through 13 shall survive any termination of the term of employment pursuant to Sections 4.2, 4.5, 5 or 6.

                           13.15    Definitions. The following terms are defined
in this Agreement in the places indicated:

                  Advisory Period - Section 12
                  AOLTW - Section 2
                  Average Annual Bonus - Section 4.2.1
                  Base Salary - Section 3.1
                  Bonus - Section 3.2
                  cause - Section 4.1
                  Company - the first paragraph on page 1 and Section 9.1 Competitive Entity - Section 9.2
                  Disability Date - Section 5
                  Disability Period - Section 5
                  Effective Date - the first paragraph on page 1
                  Severance Period - Section 4.2.2
                  Severance Term Date - Section 4.2.2
                  Term Date - Section 1
                  term of employment - Section 1
                  termination without cause - Section 4.2.1
                  Work Product - Section 10

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                   TIME INC.



                                   By
                                      ------------------------------


                                   ---------------------------------
                                              Don Logan

                                                                         ANNEX A


                          DEFERRED COMPENSATION ACCOUNT

                  A.1 Investments. Funds credited to the Account shall be actually invested and reinvested in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or Time Warner or any corporation or other entity of which the Company or Time Warner owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be actually purchased and sold for the Account on the date of reference. Such purchases may be made on margin; provided that the Company may, from time to time, by written notice to the Executive and the investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive and the Investment Advisor, cause all eligible securities theretofore purchased on margin to be sold. The Investment Advisor shall notify the Executive in writing of each transaction within five business days thereafter and shall render to the Executive written quarterly reports as to the current status of his Account. In the case of any purchase, the Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased. In the case of any sale, the Account shall be charged with the quantity and kind of securities sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Company on the date of reference, the actual purchase or sale price per security to the Company or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Company as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Account, including determining the fair market value of such security. The Account shall be charged currently with all interest paid by the Account with respect to any credit extended to the Account. Such interest shall be charged to the Account, for margin purchases actually made, at the rates and times actually paid by the Account. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company or Time Warner does significant business. Brokerage fees shall be charged to the Account at the rates and times actually paid.

                  A.2 Dividends and Interest. The Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held therein. Dividends shall be credited as of the payment date. The Account shall similarly be credited with interest payable on interest bearing securities held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Account.

                  A.3 Adjustments. The Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held therein.

                  A.4 Obligation of the Company. The Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, payable by the Company and attributable to the purchase or disposition of securities designated by the Investment Advisor (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5), but no other costs of the Company. The securities purchased for the Account as designated by the Investment Advisor shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form part of the Account. Neither the Executive nor his legal representative nor any beneficiary designated by the Executive shall have any right, other than the right of an unsecured general creditor, against the Company in respect of any portion of the Account.

                  A.5 Taxes. The Account shall be charged with all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received by the Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are sold pursuant to Section A.1 or A.6. The Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment of interest actually made pursuant to Section A.1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made pursuant to Section
A.1. If any of the sales of the securities which are sold pursuant to Section
A.1 or A.6 results in a loss to the Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this Section A.5 the Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Account. For the purposes of this Section A.5, all charges and credits to the Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred.

Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Account for such year) shall be credited to the Account on the last day of such year. If and to the extent that any such net loss of the Account shall be utilized to determine a credit to the Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

                  A.6 Payments. Subject to the provisions of Section A.7, payments of deferred compensation shall be made as provided in this Section A.6. Unless the Executive makes the election referred to in the next succeeding sentence, deferred compensation shall be paid monthly for a period of 120 months (the "Pay-Out Period") commencing on the first day of the month after the later of (i) the month in which the Advisory Period is scheduled to terminate under the Amended and Restated Employment Agreement (the "Agreement") to which this Annex is attached and (ii) the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason, provided, however, that if the Executive was named in the compensation table in Time Warner's or the Company's then most recent proxy statement, such payments shall commence on January 1st of the year following the year in which the latest of such events occurs. The Executive may elect a shorter Pay-Out Period by delivering written notice to the Company at least one-year prior to the commencement of the Pay-Out Period, which notice shall specify the shorter Pay-Out Period. On each payment date, the Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held in the Account shall be not less than the payment then due and the Company may select the securities to be sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of monthly payments during the Pay-Out Period, the Account shall be valued on the fifth trading day preceding the first monthly payment of each year of the Pay-Out Period, or more frequently at the Company's election (the "Valuation Date"), by adjusting all of the securities held in the Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company) and by deducting from the Account the amount of all outstanding indebtedness and all amounts with respect to which the Executive has elected pursuant to clause (ii) of Section A.7 to receive payments at times different from the time provided in this Section A.6 (the "Other Period Deferred Amount"). The extent, if any, by which the Account, valued as provided in the immediately preceding sentence (but not reduced by the Other Period Deferred Amount to the extent not theretofore distributed), exceeds the aggregate amount of credits to the Account pursuant to Sections 3.3 and 3.4 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.6 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Account (excluding the Other Period Deferred Amount), after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

                  If this Agreement is terminated by the Company pursuant to
Section 4.1 or if the Executive terminates this Agreement or the term of employment in breach of this Agreement, the Account shall be valued as of the later of (i) the date on which the Advisory Period is scheduled to terminate under the Agreement or (ii) twelve months after termination of the Executive's employment with the Company, and the balance of the Account, after the securities held therein have been sold and all related indebtedness liquidated, shall be paid to the Executive as soon as practicable and in any event within 75 days following the later of such dates in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

                  If the Executive becomes disabled within the meaning of
Section 5 of the Agreement and is not thereafter returned to full-time employment with the Company as provided in Section 5, then deferred compensation shall be paid monthly during the Pay-Out Period commencing on the first day of the month following the end of the Disability Period in accordance with the provisions of the first paragraph of this Section A.6.

                  If the Executive shall die at any time whether during or after the term of employment or the Advisory Period, the Account shall be valued as of the date of the Executive's death and the balance of the Account shall be paid to the Executive's estate or beneficiary within 75 days of such death in accordance with the provisions of the second preceding paragraph.

                  Within 90 days after the end of each taxable year of the Company in which payments have been made from the Account and at the time of the final payment from the Account, the Company shall compute and shall credit to the Account, the amount of the tax benefit assumed to be received by it from the payment to the Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Account pursuant to the preceding sentence in respect of the amounts credited to the Account pursuant to the preceding sentence. Notwithstanding any provision of this Section A.6, the Executive shall not be entitled to receive pursuant to this Annex A an aggregate amount that shall exceed the sum of (i) all credits made to the Account pursuant to Sections 3.3 and 3.4 of the Agreement to which this Annex is attached, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section A.6 shall be determined in accordance with Section A.5 above.

                  A.7 Other Payment Methods. Notwithstanding the foregoing provisions of this Annex A, the Executive may, prior to the commencement of any calendar year elect by written notice to the Company to cause (i) all or any portion of the amounts otherwise to be credited to the Account in such year under Section 3.3 of the Agreement not to be so credited but to be paid to the Executive on the date(s) such credits otherwise would have been made thereunder and/or (ii) all or any portion of the amounts to be credited to the Account under Section 3.3 of the Agreement in such year (after giving effect to clause
(i) above) to be payable from the Account at times different from those provided in Section A.6 above but not earlier than the dates on which such amounts were to be credited to the Account.

                                                                         ANNEX B
                                     RELEASE

                  Pursuant to the terms of the Employment Agreement made as of _____________, between TIME INC., a Delaware corporation (the "Company"), 1271 Avenue of the Americas, New York, NY and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, [Name], being of lawful age, do hereby release and forever discharge the Company and any successors, subsidiaries, affiliates, related entities, predecessors, merged entities and parent entities and their respective officers, directors, shareholders, employees, benefit plan administrators and trustees, agents, attorneys, insurers, representatives, affiliates, successors and assigns from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation or damages (collectively, "Claims"), which in any way relate to or arise out of my employment with the Company or any of its subsidiaries or the termination of such employment, which I may now or hereafter have under the Agreement, any federal, state or local law, regulation or order, including without limitation, Claims related to any stock options held by me or granted to me by the Company that are scheduled to vest subsequent to my termination of employment and Claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act and the Employee Retirement Income Security Act, each as amended through and including the date of this Release; provided, however, that the execution of this Release shall not prevent the undersigned from bringing a lawsuit against the Company to enforce its obligations under the Agreement.

                  I acknowledge that I have been given at least 21 days from the day I received a copy of this Release to sign it and that I have been advised to consult an attorney. I understand that I have the right to revoke my consent to this Release for seven days following my signing. This Release shall not become effective or enforceable until the expiration of the seven-day period following the date it is signed by me.

                  I ALSO ACKNOWLEDGE THAT BY SIGNING THIS RELEASE I MAY BE GIVING UP VALUABLE LEGAL RIGHTS AND THAT I HAVE BEEN ADVISED TO CONSULT A LAWYER BEFORE SIGNING. I further state that I have read this document and the Agreement referred to herein, that I know the contents of both and that I have executed the same as my own free act.

                  WITNESS my hand this      day of            ,      .
                                       ----        -----------   ----


                                         --------------------------
                                                    [Name]